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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT

                                                       JURISDICTION OF
             NAME                                      INCORPORATION
             ----                                      -------------
             Segue Canada, Inc.                        Canada
             Segue Securities Corporation              Massachusetts
             Segue Export, Inc.                        West Indies
             Black & White Software, Inc.              California
             Eventus Software, Inc.                    California
             Segue Software Entwicklung GmbH           Austria
             Segue Software Deutschland GmbH           Germany